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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 30, 1998


                              SpecTran Corporation
             (Exact name of registrant as specified in its charter)



    Delaware                         0-12489                  04-2729372
   (State or other   jurisdiction   (Commission File No.)    (IRS Employer
   of incorporation)                                         Identification No.)

             50 Hall Road, Sturbridge, Massachusetts                    01566
         (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (508) 347-2261
                                                           ---------------

                                       N/A
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         As reported in the Company's Report on Form 10-Q for the period ended September 30, 1998, under "Subsequent Events", on October 30, 1998, the Company and Lucent Technologies Inc. established a new worldwide, non exclusive license exchanging rights under their optical fiber patents issued prior to January 1, 1998, and additional patents related to multimode fiber based on applications filed through October 1998. The Company is licensed by Lucent to make optical fiber at its existing factories for worldwide use and sale, including export from the United States. The license contains some product limitations including certain exclusions to make or sell select specialty fibers for some applications. Lucent receives non-exclusive, royalty-free worldwide rights. The Company agreed to pay Lucent a $4.0 million license fee in installments and, beginning in 2000, a royalty on sales. Lucent has the right to terminate the agreement if the Company is acquired by an optical fiber manufacturer.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

10.111 Patent License Agreement between Lucent Technologies Inc. and SpecTran Corporation dated October 30, 1998 (confidential treatment has been applied for redacted portions of the exhibit).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SpecTran Corporation
                                          (Registrant)

Date: February 11, 1999                   /s/ Charles B. Harrison
                                          -----------------------
                                          Charles B. Harrison
                                          President and Chief Executive Officer